UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012 (April 25, 2012)

BANCORPSOUTH, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-12991	64-0659571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mississippi Plaza 201 South Spring Street Tupelo, Mississippi		38804
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (662) 680-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting (the “Annual Meeting”) of BancorpSouth, Inc. (the “Company”) was held on April 25, 2012. Matters submitted at the Annual Meeting and the voting results thereof were as follows:

Proposal 1: Election of Directors. The shareholders of the Company elected each of the Class I director nominees nominated by the Company’s Board of Directors to serve until the 2015 annual meeting of shareholders or until his earlier retirement by the following vote:

Director	For	Withheld	Broker Non-Votes
James E. Campbell, III	70,839,321	1,358,410	11,147,077
Hassell H. Franklin	68,964,841	3,232,891	11,147,077
Keith J. Jackson	70,805,939	1,391,793	11,147,077
Robert C. Nolan	68,990,184	3,207,548	11,147,077
W. Cal Partee, Jr.	70,359,500	1,838,232	11,147,077

The shareholders of the Company elected the Class II director nominee nominated by the Company’s Board of Directors to serve until the 2014 annual meeting of shareholders or until his earlier retirement by the following vote:

Director	For	Withheld	Broker Non-Votes
Albert C. Clark	70,814,818	1,382,914	11,147,077

The shareholders of the Company elected each of the Class III director nominees nominated by the Company’s Board of Directors to serve until the 2013 annual meeting of shareholders or until his or her earlier retirement by the following vote:

Director	For	Withheld	Broker Non-Votes
Gus J. Blass, III	70,780,659	1,417,072	11,147,077
Grace Clark	70,799,694	1,398,038	11,147,077
George F. Middlebrook, III	70,801,647	1,396,085	11,147,077

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The Company’s shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012 by the following vote:

For	Against	Abstain
81,439,387	1,696,670	208,751

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.

By:	/s/ Cathy S. Freeman
Cathy S. Freeman
Executive Vice President and Corporate Secretary

Date: April 26, 2012